[FORM OF NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH NATIONSRENT COMPANIES, INC. OR ANY AFFILIATE OF NATIONSRENT COMPANIES, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO NATIONSRENT COMPANIES, INC. OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH AS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO NATIONSRENT COMPANIES, INC. AND THE TRUSTEE’S, OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY SHALL BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

NATIONSRENT COMPANIES, INC.

9 1/2% SENIOR NOTES DUE 2015

CUSIP No. No.	$

          NationsRent Companies, Inc., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to ___________________ or registered assigns the principal sum of _______________ Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on May 1, 2015, and to pay interest thereon as hereinafter set forth.

           Interest Rate: 9 1/2%

           Interest Payment Dates: Interest will be payable semi-annually in cash in arrears on May 1 and November 1 of each year, beginning on November 1, 2005.

           Record Dates: April 15 and October 15.

           Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

NATIONSRENT COMPANIES, INC. By: Name: John Scherer Title: Vice President and Treasurer

Dated: April 26, 2005

TRUSTEE CERTIFICATE OF AUTHENTICATION

          This is one of the 9 1/2% Senior Notes due 2015 referred to in the within-mentioned Indenture.

Dated: April 26, 2005	WILMINGTON TRUST COMPANY, as Trustee By: Authorized Signatory

(REVERSE OF SECURITY)

9½% Senior Note due 2015

          1. Interest. NationsRent Companies, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing November 1, 2005. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by check or by wire transfer payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. Paying Agent and Registrar. Initially, Wilmington Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4. Indenture. The Notes and the Guarantees were issued under an Indenture, dated as of April 26, 2005 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          5. Redemption.

          (b) Optional Redemption On or After May 1, 2010. The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, on and after May 1, 2010, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 1 of the year set forth below, plus, in each case, accrued and unpaid interest and Additional Interest, if any, thereon to the Redemption Date:

           Year                                                   Percentage
           ----                                                   ----------
           2010...............................................    104.750%
           2011...............................................    103.167%
           2012...............................................    101.583%
           2013 and thereafter................................    100.000%

           (c) Optional Redemption upon Equity Offerings. At any time, or from time to time, prior to May 1, 2009 the Company may, at its option, use an amount equal to the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued under the Indenture at a Redemption Price equal to 109.500% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the Redemption Date. In order to effect the foregoing redemption with the proceeds of any Equity Offering, (i) at least 65% of the aggregate principal amount of the Notes originally issued in the Offering remains outstanding immediately after such Redemption Date; and (ii) the Redemption Date must be as of a date not more than 120 days after the consummation of any such Equity Offering.

          6. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee reasonably determines to be fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository). Notes in denominations of $1,000 or more may be redeemed in part.

           Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest and Additional Interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus unpaid accrued interest and Additional Interest, if any, as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

          7. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of either a Change of Control or certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          8. Registration Rights. Pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchaser, the Company will be obligated to consummate an Exchange Offer. Upon such exchange offering, the Holders of Notes shall have the right, subject to compliance with securities laws, to exchange such Notes for 9 1/2% Senior Notes due 2015, which have been registered under the Securities Act (the "Exchange Notes"), in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such Exchange Offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay back the money without interest thereon to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of the Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due from the deposits referred to above.

          13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding. Without the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

          16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest or failure to comply with Article V of the Indenture) if it determines that withholding notice is in their interest.

          17. Trustee Dealings with Company. Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19. Guarantees. Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

          20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          21. Governing Law. The laws of the State of New York shall govern this Note, the Guarantees, the Security Agreement and the Indenture, without regard to principles of conflict of laws.

          22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: NationsRent Companies, Inc., 450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, FL 33301, Attn: General Counsel.

ASSIGNMENT FORM

          If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I, or we, assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                              agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed: (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1) ______	to the Company or a subsidiary thereof; or

(2) ______	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) ______	to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter is attached to the Indenture as Exhibit D and can be obtained from the Trustee); or

(4) ______	outside the United States to a person other than a "U.S. person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) ______	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) ______	pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed: (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _________________________	__________________________________________ NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                     Section 4.15 [     ]

                     Section 4.16 [     ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$

Dated: _________________________	NOTICE: The signature on this assignment must
correspond with the name as it appears
upon the face of the within Note in every
particular without alteration or
enlargement or any change whatsoever
and be guaranteed by the endorser's
bank or broker.

Signature Guarantee:________________________